UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

REVOLVE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38927	46-1640160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12889 Moore Street Cerritos, California		90703
(Address of Principal Executive Offices)		(Zip Code)

(562) 677-9480

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, par value $0.001 per share	RVLV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Compensation for Named Executive Officers

On April 7, 2020, the Board of Directors (the “Board”) of Revolve Group, Inc. (the “Company”), in consultation with each of Mike Karanikolas, Co-Chief Executive Officer, Michael Mente, Co-Chief Executive Officer, David Pujades, Chief Operating Officer, and Jesse Timmermans, Chief Financial Officer, being the Company’s named executive officers, approved a voluntary reduction to each named executive officer’s annual base salary until further notice in light of the COVID-19 pandemic.  The new base salary for each named executive officer is effective as of April 12, 2020 and is set forth below:

•	Mr. Karanikolas’s annual base salary was reduced by more than 99% to $1
•	Mr. Mente’s annual base salary was reduced by more than 99% to $1
•	Mr. Pujades’s annual base salary was reduced by 50% to $233,730
•	Mr. Timmermans’s annual base salary was reduced by 50% to $192,500

All other elements of the named executive officers’ current compensation arrangements remain unchanged.

Item 7.01 Regulation FD Disclosure.

The COVID-19 pandemic has had a materially negative impact on the Company’s net sales starting in the second week of March coincident with the escalation of the COVID-19 outbreak in the United States and elsewhere.  After increasing more than 20% year-over-year in January and February 2020 on a combined basis, net sales in recent weeks have declined significantly year-over-year.  As a result, the Company is taking several additional measures in response to the current business environment in relation to the COVID-19 pandemic, including:

•	reducing salaries for senior management (other than executive officers as described above) by 35% to 45%;
•	reducing corporate staff overhead through furloughs or layoffs of approximately 40% of the existing corporate headcount;
•	a combination of salary and wage reductions for the remainder of the Company’s corporate employees;
•	reducing fulfillment, selling and distribution costs through a reduction in hours;
•	lowering operating costs and eliminating non-essential items;
•	reducing capital expenditures by delaying or cancelling select projects;
•	reducing planned inventory receipts by cancelling or delaying orders; and
•	extending payment terms for both merchandise and non-merchandise vendor invoices.

To support individuals impacted by the furloughs and layoffs, the Company has provided information regarding unemployment benefits and the government-sponsored assistance programs under the CARES Act. The Company will also continue to provide health benefits for furloughed employees through July 31, 2020.

Furthermore, director Marc Stolzman, chairperson of the audit committee and member of the compensation committee, will forgo cash compensation under the Company’s outside director compensation policy and directors Hadley Mullin and Jennifer Baxter Moser will continue to forgo all compensation under the Company’s outside director compensation policy.

The information which the registrant furnished in Item 7.01 of this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVOLVE GROUP, INC.

Date: April 9, 2020	By:	/s/ JESSE TIMMERMANS
Jesse Timmermans
Chief Financial Officer

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